Exhibit 99(a)

Windstream reports higher revenue in second-quarter

Release date: Aug. 8, 2007

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) reported higher consolidated revenue in the second quarter driven by continued growth in broadband, special access and long-distance revenues.

“Our focus on selling broadband and digital TV to customers continues to drive revenue growth,” said Jeff Gardner, president and CEO. “Our first year as a public company has been successful. We have outperformed the industry in many key metrics, built a great brand and created a culture at Windstream that will serve us well going forward.”

Windstream achieved diluted earnings per share under Generally Accepted Accounting Principles (GAAP) of 24 cents for the second quarter. The GAAP results included results for the company’s directory publishing business and $1.6 million in transaction expenses associated with the upcoming split-off of the publishing business.

Among the highlights for the second quarter on a GAAP basis:

•	Revenues were $827 million, a 13 percent increase from a year ago.

•	Operating income was $293 million, a 58 percent increase year-over-year.

•	Net income was $116 million, a 2 percent decline from a year ago.

•	Cash and short-term investments were $484 million at the end of the quarter.

Among the pro forma highlights for the second quarter from current businesses:

•	Revenues were $783 million, a 4 percent increase year-over-year.

•	Operating income before depreciation and amortization was $403 million, a 1 percent increase from a year ago.

•	Average revenue per customer per month was $79.41, a 9 percent increase from a year ago.

Windstream’s pro forma results from current businesses exclude results for the company’s directory publishing business and transaction expenses associated with its split-off. Results also include a favorable $13.3 million cash settlement received during the quarter resolving disputes over a period of several years with a large wholesale customer.

Operational highlights

Windstream added approximately 37,000 broadband customers, bringing its total broadband customer base to approximately 753,000 – an increase of 37 percent year-over-year and a penetration rate of 24 percent of total access lines.

The company added approximately 28,000 digital TV customers, bringing its total digital TV customer base to more than 150,000 – an increase of 251 percent year-over-year and a penetration rate of 5 percent of total lines.

Total access lines declined approximately 35,000, a 7 percent improvement from the line loss experienced in the same period a year ago. Total lines at the end of the quarter were 3.18 million, a 4.5 percent decline year-over-year.

“This is the tenth consecutive quarter that our broadband net additions more than offset access line declines, which is a result of solid execution by the Windstream team,” Gardner said.

Windstream announced during the second quarter an agreement to acquire North Carolina-based CT Communications, Inc. The transaction is valued at approximately $585 million, including the assumption of cash and debt.

CTC shareholders will vote on the merger proposal Aug. 23. Pending a favorable vote, Windstream expects to close the transaction shortly thereafter subject to approval from the FCC.

Windstream also announced it expects to receive in the third quarter a private letter ruling from the Internal Revenue Service regarding the split-off of the company’s directory publishing business in a tax-free transaction to Welsh, Carson, Anderson & Stowe, a private equity investment firm. Windstream will repurchase approximately 19.6 million shares, retire approximately $200 million in debt and receive roughly $50 million in cash for additional debt retirement or stock repurchase through the transaction, which was originally announced on Dec. 12, 2006. Upon receipt of the IRS letter, Windstream expects to close the transaction within the next several months.

Windstream also filed this week a petition with the Federal Communications Commission to migrate the balance of its regulated companies from rate-of-return regulation to price-cap regulation at the federal level.

Windstream was formed July 17, 2006, through the spinoff from Alltel and merger with VALOR Communications Group, Inc.

Windstream’s GAAP results reflect the Alltel wireline business for the entire year of 2006 through the second quarter of 2007 and the VALOR business starting July 17, 2006. Pro forma results from current businesses are non-GAAP financial measures that include results from VALOR’s business for periods prior to the merger, and excludes various non-recurring items related to the transaction, the discontinuance of Statement of Financial Accounting Standards No. 71 and the split-off of the company’s directory publishing business. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to discuss the company’s second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-888-679-8035, passcode 96644642, five minutes prior to the start time.

The international dial-in number is 1-617-213-4848, passcode 96644642.

To access the call replay:

A replay of the call will be available beginning at 9:30 a.m. CDT on Aug. 8 and ending at midnight CDT on Aug. 15. The replay can be accessed by dialing 1-888-286-8010, passcode 24309954.

The international dial-in number for the replay is 1-617-801-6888, passcode 24309954.

Web cast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the Web cast will be available on the Web site beginning at 9:30 a.m. CDT on Aug. 8.

About Windstream

Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; the adoption of inter-carrier compensation and/or universal service reform proposal by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; an adverse development regarding the tax treatment of the spin-off from Alltel on July 17, 2006, and the restrictions on certain financing and other activities imposed by the tax sharing agreement with Alltel; the failure to successfully complete the contemplated split off of our directory publishing business, Windstream Yellow Pages, in what Windstream expects to be a tax-free transaction to affiliates of Welsh, Carson, Anderson & Stowe; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2006. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2007	June 30, 2006	Increase (Decrease) Amount	%	June 30, 2007	June 30, 2006	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$732.2	$603.5	$128.7	21	$1,450.1	$1,208.2	$241.9	20
Product sales	94.5	127.8	(33.3)	(26)	160.3	226.1	(65.8)	(29)

Total revenues and sales	826.7	731.3	95.4	13	1,610.4	1,434.3	176.1	12

Costs and expenses:
Cost of services	253.0	193.3	59.7	31	488.6	385.7	102.9	27
Cost of products sold	51.1	102.1	(51.0)	(50)	96.6	186.4	(89.8)	(48)
Selling, general, administrative and other	101.3	84.4	16.9	20	204.4	164.5	39.9	24
Depreciation and amortization	126.9	98.9	28.0	28	252.0	201.5	50.5	25
Royalty expense to Alltel	—	62.4	(62.4)	(100)	—	129.6	(129.6)	(100)
Restructuring and other charges	1.6	5.0	(3.4)	(68)	6.4	7.5	(1.1)	(15)

Total costs and expenses	533.9	546.1	(12.2)	(2)	1,048.0	1,075.2	(27.2)	(3)

Operating income	292.8	185.2	107.6	58	562.4	359.1	203.3	57
Other income, net	6.3	—	6.3		11.5	1.2	10.3
Intercompany interest income from Alltel	—	18.0	(18.0)		—	31.9	(31.9)
Interest expense	(108.1)	(4.5)	(103.6)		(222.8)	(8.4)	(214.4)

Income before income taxes	191.0	198.7	(7.7)	(4)	351.1	383.8	(32.7)	(9)
Income taxes	75.1	80.0	(4.9)	(6)	135.3	152.3	(17.0)	(11)

Net income	$115.9	$118.7	$(2.8)	(2)	$215.8	$231.5	$(15.7)	(7)

Weighted average common shares:
Basic	473.5	402.9	70.6	18	473.5	402.9	70.6	18
Diluted	474.8	402.9	71.9	18	474.7	402.9	71.8	18

Earnings per share:
Basic	$.24	$.29	$(.05)	(17)	$.46	$.57	$(.11)	(19)
Diluted	$.24	$.29	$(.05)	(17)	$.45	$.57	$(.12)	(21)

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (A)
Revenues and sales	$782.9	$749.5	$33.4	4	$1,543.7	$1,496.1	$47.6	3
Operating income before depreciation and amortization (OIBDA)	$402.9	$398.3	$4.6	1	$793.9	$800.0	$(6.1)	(1)

(A)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the spin-off of the Alltel Corporation (“Alltel”) wireline division and merger of that business with Valor Communications Group, Inc. (“Valor”), the discontinuance of the application of Statement of Financial Accounting Standard (“SFAS”) No. 71 and the split off of the directory publishing business. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2007	June 30, 2006	Increase (Decrease) Amount	%	June 30, 2007	June 30, 2006	Increase (Decrease) Amount	%
UNDER GAAP
Wireline:
Revenues and sales	$780.9	$626.9	$154.0	25	$1,531.3	$1,249.8	$281.5	23
Access lines	3,179.2	2,831.7	347.5	12
Net access line losses
Internal	(35.1)	(30.8)	(4.3)	(14)	(63.7)	(53.9)	(9.8)	(18)
Acquired	—	—	—	—	—	—	—	—

Net access line losses	(35.1)	(30.8)	(4.3)	(14)	(63.7)	(53.9)	(9.8)	(18)

Average access lines	3,197.7	2,847.7	350.0	12	3,211.7	2,859.9	351.8	12
Broadband customers	752.6	481.7	270.9	56
Net broadband additions
Internal	37.3	40.2	(2.9)	(7)	96.5	84.0	12.5	15
Acquired	—	—	—	—	—	—	—	—

Net broadband additions	37.3	40.2	(2.9)	(7)	96.5	84.0	12.5	15

Average revenue per customer per month (A)	$81.40	$73.38	$8.02	11	$79.46	$72.83	$6.63	9
Digital satellite television customers	150.2	33.4	116.8	350
Net digital satellite television additions
Internal	27.9	12.7	15.2	120	62.4	24.2	38.2	158
Acquired	—	—	—	—	—	—	—	—

Net digital satellite television additions	27.9	12.7	15.2	120	62.4	24.2	38.2	158

Long distance customers	1,974.9	1,761.7	213.2	12
Net long distance customer additions
Internal	(6.6)	11.1	(17.7)	(159)	(16.0)	11.0	(27.0)	(245)
Acquired	—	—	—	—	—	—	—	—

Net long distance customer additions	(6.6)	11.1	(17.7)	(159)	(16.0)	11.0	(27.0)	(245)

Consolidated:
Capital expenditures	$98.0	$93.2	$4.8	5	$178.0	$155.4	$22.6	15

FROM PRO FORMA RESULTS (B)
Wireline:
Revenues and sales	$761.8	$734.6	$27.2	4	$1,503.2	$1,470.1	$33.1	2
Access lines	3,179.2	3,328.2	(149.0)	(4)
Net access line losses	(35.1)	(37.9)	2.8	7	(63.7)	(62.8)	(0.9)	(1)
Average access lines	3,197.7	3,348.1	(150.4)	(4)	3,211.7	3,362.0	(150.3)	(4)
Broadband customers	752.6	547.8	204.8	37
Net broadband additions	37.3	45.5	(8.2)	(18)	96.5	97.5	(1.0)	(1)
Average revenue per customer per month (A)	$79.41	$73.14	$6.27	9	$78.01	$72.88	$5.13	7
Digital satellite television customers	150.2	42.8	107.4	251
Long distance customers	1,974.9	2,001.7	(26.8)	(1)

Consolidated:
Capital expenditures	$97.9	$106.9	$(9.0)	(8)	$177.9	$180.8	$(2.9)	(2)

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.

(B)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the spin-off of the Alltel wireline division and merger of that business with Valor, the discontinuance of the application of SFAS No. 71 and the split off of the directory publishing business. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	June 30,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and short-term investments	$483.8	$386.8
Accounts receivable (less allowance for doubtful accounts of $11.5 and $10.4, respectively)	311.1	337.2
Inventories	44.3	43.5
Prepaid expenses and other	34.3	29.2
Assets held for sale	75.5	80.0

Total current assets	949.0	876.7

Goodwill	1,965.0	1,965.0
Other intangibles	1,076.4	1,100.4
Net property, plant and equipment	3,893.7	3,939.8
Other assets	122.3	148.8

TOTAL ASSETS	$8,006.4	$8,030.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
	June 30,	December 31,
	2007	2006
CURRENT LIABILITIES:
Current maturities of long-term debt	$49.3	$32.2
Accounts payable	156.1	169.5
Advance payments and customer deposits	90.8	82.8
Accrued dividends	119.3	119.2
Accrued taxes	52.7	31.9
Accrued interest	143.2	148.2
Other current liabilities	41.3	68.4
Liabilities related to assets held for sale	29.2	32.4

Total current liabilities	681.9	684.6

Long-term debt	5,439.5	5,456.2
Deferred income taxes	1,002.2	990.8
Other liabilities	409.3	429.3

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	562.7	550.5
Accumulated other comprehensive income (loss)	(136.5)	(150.8)
Retained earnings	47.3	70.1

Total shareholders’ equity	473.5	469.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,006.4	$8,030.7

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	SIX MONTHS ENDED
	June 30, 2007	June 30, 2006
Cash Provided from Operations:
Net income	$215.8	$231.5
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	252.0	201.5
Provision for doubtful accounts	11.2	10.3
Stock-based compensation expense	8.3	2.1
Pension and post retirement benefit expense	19.1	19.5
Other, net	7.3	6.4
Changes in operating assets and liabilities:
Accrued taxes	18.5	46.2
Other current liabilities	(27.3)	(5.2)
Other, net	8.6	12.2

Net cash provided from operations	513.5	524.5

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(178.0)	(155.4)
Other, net	1.2	19.9

Net cash used in investing activities	(176.8)	(135.5)

Cash Flows from Financing Activities:
Dividends paid on common shares	(238.5)	—
Dividends paid to Alltel prior to spin-off	—	(98.8)
Repayment of borrowings	(500.1)	(0.1)
Debt issued, net of issuance costs	498.9	—
Changes in advances to Alltel prior to spin-off	—	(292.0)

Net cash used in financing activities	(239.7)	(390.9)

Increase (decrease) in cash and short-term investments	97.0	(1.9)

Cash and Short-Term Investments:
Beginning of the period	386.8	11.9

End of the period	$483.8	$10.0

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED		SIX MONTHS ENDED
			June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Consolidated revenues and sales under GAAP			$826.7	$731.3	$1,610.4	$1,434.3

Pro forma adjustments:
Valor revenues and sales prior to merger	(A	)	—	125.5	—	251.1
Elimination of billings to Valor	(B	)	—	(4.0)	—	(8.0)
Discontinuance of SFAS No. 71	(C	)	—	(56.0)	—	(106.5)
Directory publishing revenues	(D	)	(43.8)	(47.3)	(66.7)	(74.8)

Consolidated pro forma revenues and sales from current businesses			$782.9	$749.5	$1,543.7	$1,496.1

Wireline revenues and sales under GAAP			$780.9	$626.9	$1,531.3	$1,249.8

Pro forma adjustments:
Valor revenues and sales prior to merger	(A	)	—	125.5	—	251.1
Discontinuance of SFAS No. 71	(C	)	—	0.6	—	(3.4)
Directory publishing revenues	(D	)	(19.1)	(18.4)	(28.1)	(27.4)

Wireline pro forma revenues and sales from current businesses			$761.8	$734.6	$1,503.2	$1,470.1

Operating income under GAAP			$292.8	$185.2	$562.4	$359.1

Pro forma adjustments:
Valor operating income prior to the merger	(A	)	—	43.5	—	87.8
Customer list amortization	(E	)	—	(11.0)	—	(22.0)
Discontinuance of SFAS No. 71	(C	)	—	2.4	—	0.4
Restructuring and other charges	(F	)	1.6	5.0	3.2	7.5
Royalty expense to Alltel	(G	)	—	62.4	—	129.6
Operating income adjustment for split off of directory publishing
Wireline	(D	)	(14.1)	(14.1)	(21.0)	(21.1)
Other	(D	)	(4.7)	(4.9)	(2.7)	(3.8)

Adjusted operating income			275.6	268.5	541.9	537.5

Depreciation and amortization	(H	)	126.9	130.2	252.0	263.3
Depreciation and amortization adjustment for split off of directory publishing	(D	)	0.4	(0.4)	—	(0.8)

Pro forma OIBDA from current businesses			$402.9	$398.3	$793.9	$800.0

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WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6

On July 17, 2006, Windstream Corporation was formed through the spin-off of Alltel Corporation’s (“Alltel”) wireline telecommunications business to its stockholders, and the subsequent merger of that wireline business with Valor Communications Group, Inc. (“Valor”). As disclosed in the Windstream Form 8-K filed on August 8, 2007, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from Valor’s businesses for periods prior to the merger, and excludes various non-recurring items related to the transaction, to the discontinuation of SFAS No. 71, “Accounting for the Effects of Certain Types of Regulation” and to the split off of its directory publishing business in what Windstream expects to be a tax-free transaction with entities affiliated with Welsh, Carson, Anderson and Stowe (“WCAS”), a private equity investment firm. Windstream’s purpose for including the results of Valor’s businesses, and excluding non-recurring items and the results of the directory publishing business, is to improve the comparability of results of operations for three and six months ended June 30, 2007 to the results of operations for the same periods of 2006. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company’s operations. The Company has updated its historical pro forma results by adding back severance expenses that were previously excluded in prior quarters. These types of expenses should not necessarily be viewed as non-recurring. For these reasons, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

On December 12, 2006, Windstream announced that it would split off its directory publishing business. In exchange for Windstream’s publishing business, WCAS will pay Windstream a special dividend, execute a debt-for-debt exchange and relinquish approximately 19.6 million shares in Windstream common stock. Operating results of the publishing business have been excluded from pro forma revenues and sales and pro forma OIBDA from current businesses. On May 25, 2007, Windstream entered into a definitive agreement to acquire CT Communications, Inc. (“CT Communications”) for $31.50 per outstanding share of CT Communications’ outstanding common stock, or approximately $585.0 million. Pro forma results from current businesses presented herein do not include adjustments for the operating results of CT Communications.

(A)	To reflect operating results recognized by Valor prior to the merger.

(B)	To eliminate the intercompany revenues and related expenses associated with customer billing services provided by Alltel to Valor for periods prior to the merger.

(C)	These adjustments are related to the discontinuance of SFAS No. 71 during the third quarter of 2006.

(D)	To reflect the split off of the Company’s directory publishing business.

(E)	To recognize amortization for the acquired Valor customer list.

(F)	The Company incurred $3.2 million in accounting and legal fees and other expenses related to the anticipated sale of its directory publishing business during the six months ended June 30, 2007, of which $1.6 million in fees were recorded in the second quarter of 2007. During the six months ended June 30, 2006, in connection with the spin-off from Alltel and merger with Valor, the Company incurred $7.5 million of incremental costs, primarily consisting of consulting and legal fees. Of the expenses incurred relating to the spin-off transaction, $5.0 million in fees were recorded in the second quarter of 2006.

(G)	Royalty expense charged by Alltel to the Company for the use of the Alltel brand name was eliminated due to the spin-off of the wireline telecommunications business from Alltel and the cessation of the charges.

(H)	Includes depreciation and amortization expense under GAAP, Valor depreciation expense incurred prior to the merger and other pro forma adjustments to depreciation and amortization expense.

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